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[PARKSTONE LOGO]                                                     APPLICATION
PARKSTONE   VARIABLE             For Questions, Call Customer Service Department
            ANNUITY                                               1-800-355-4555

1.  OWNER INFORMATION

First____________________ Initial____________________ Last______________________

Street______________ Apt. No.______ City__________ State______ Zip Code_________

Sex (M/F)____ Birth Date___/___/___ Tax ID______________ Telephone______________

2.  JOINT OWNER INFORMATION - (If applicable)

First____________________ Initial____________________ Last______________________

Street______________ Apt. No.______ City__________ State______ Zip Code_________

Sex (M/F)____ Birth Date___/___/___ Tax ID______________ Telephone______________

Relationship to Owner___________________________________

3.  ANNUITANT INFORMATION - (If different than primary owner)

First____________________ Initial____________________ Last______________________

Street______________ Apt. No.______ City__________ State______ Zip Code_________

Sex (M/F)____ Birth Date___/___/___ Tax ID______________ Telephone______________

4.  PRIMARY BENEFICIARY INFORMATION

First____________________ Initial____________________ Last______________________

Street______________ Apt. No.______ City__________ State______ Zip Code_________

Sex (M/F)____ Birth Date___/___/___ Relationship to Owner_______ Tax ID_________

5.  CONTINGENT BENEFICIARY INFORMATION - (If different than primary beneficiary)

First____________________ Initial____________________ Last______________________

Street______________ Apt. No.______ City__________ State______ Zip Code_________

Sex (M/F)____ Birth Date___/___/___ Relationship to Owner_______ Tax ID_________

6.  SOURCE OF ANNUITY BUSINESS

|_| Individual  |_| Trust  |_| Other ___________________________________________

7.  ANNUITY CONTRACT TYPE

|_| Deferred   |_| Immediate   |_| Deferred With Immediate Systematic Withdrawal

Annuity Start Date _______________________

8.  ANNUITY BUSINESS TYPE

|_| Non Tax Qualified                      |_| IRA Rollover
|_| TSA (403(b), 501(c)(3) Plans)          |_| QSP (401(k) Plans)
|_| SEP (408(k) Plans)                     |_| QPP (401(a) Plans)
|_| IRA (408 Plans)                        |_| Deferred Compensation (457 Plans)

9.  ALLOCATION OF PURCHASE PAYMENTS

|_| International Discovery*__________%   |_| Bond*                  __________%
|_| Small Capitalization*   __________%   |_| Prime Obligations*     __________%
|_| Equity*                 __________%   |_| Fixed Account          __________%
                                           Percentages Must Total           100%

|_| Check Box to Elect Telephone Transfer Privilege

                                                [SBL LOGO]
                                                SECURITY BENEFIT LIFE
                                                INSURANCE COMPANY (SBL)
                                                A Member of The Security Benefit
                                                Group of Companies
                                                700 SW Harrison St.,
                                                Topeka, Kansas 66636-0001

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Notice  for  Florida  residents:  Any person who  knowingly  and with  intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Notice for Kentucky and Ohio residents: I also know that any person who knowingly and with intent to defraud, submits an application containing false or deceptive statements is guilty of insurance fraud.

10.  ANNUITY PURCHASE PAYMENTS

Initial Purchase Payment $_________. Subsequent Purchase Payments of $_________, to be made _____ times per year, to begin___________________.

|_| Check if Automatic Investment Program

Send Billing Statements to (name and address): _________________________________

If TSA specify Employer Name:  _________________________________________________

11.  REPLACEMENT INFORMATION

Will this annuity replace or change in whole or in part any life insurance or annuity now in force? |_| Yes |_| No

If YES Complete:  Company:__________ Type: __________ Year Issued: _____________

12.  SIGNATURES AND CERTIFICATIONS

     All statements made in this application are true to the best of my knowledge and belief. I know that this application will become part of the contract.

     I acknowledge receipt of a current prospectus which describes the contract I am applying for. *I KNOW THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.

     I understand that the initial purchase payment and this application must be acceptable to Security Benefit Life (SBL) under its rules and practices. If they are not acceptable, the liability of SBL will be the return of the initial purchase payment.

     If my annuity contract qualifies under Section 403(b), I declare that I know: (1) the limits on redemption imposed by Section 403(b)(11) of the IRS Code; and (2) the investment choices available under my employer's Section 403(b) arrangement to which I may elect to transfer my account balance.

     By checking the Telephone Transfer Privilege box in Section 9, I authorize and direct SBL to make transfers from Sub-Account to Sub-Account and/or change the allocation of future investments based upon telephone instructions. SBL has established procedures to confirm that instructions communicated by telephone are genuine and may be liable for any losses due to fraudulent or unauthorized instructions if it fails to comply with its procedures. SBL's procedures require that any person requesting a telephone transfer provide the account number and the owner's tax identification number and such instructions must be received on a recorded line. I agree to hold harmless and indemnify SBL, its affiliates and employees and this account for any claim, loss, liability or expense arising out of any telephone transfer effected or any failure or overload to the telephone system provided that SBL complies with its procedures. The policy concerning telephone transfers may require a contract owner who authorizes telephone transfers to bear the risk of loss from a fraudulent or unauthorized request.

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                    TAX IDENTIFICATION NUMBER CERTIFICATION

UNDER PENALTIES OF PERJURY, I CERTIFY: (A) that the number shown on this form is my correct taxpayer identification number; and (B) that I am not subject to backup withholding because: 1) I am exempt from backup withholding; or 2) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or 3) the IRS has notified me that I am no longer subject to backup withholding. Strike out the language in Clause (B) above if the IRS has notified you that you ARE subject to backup withholding and you have not since received notice from the IRS that backup withholding has terminated. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
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Signed at:  City_____________________ State_____________ Date___________________

Owner Signature______________________ Joint Owner Signature_____________________

Annuitant Signature (if different than Owner)___________________________________

13.  SIGNATURE OF REGISTERED AGENT

Does this annuity contract applied for replace an existing annuity or life insurance policy? |_| Yes |_| No

If YES attach replacement forms as required. As Registered Agent, I declare that I witnessed the signature of the applicant and that the information in this application has been accurately recorded, to the best of my knowledge and belief.

Signature of Registered Agent_________ Print Name of Registered Agent___________

Bank Code________ Agent Code________ Branch Code________ Agent's Lic. #_________
                                                                       (FL only)
Name of Broker/Dealer___________________________________ Telephone______________

Branch Office Address___________________________________________________________

Remarks:  ______________________________________________________________________

________________________________________________________________________________
|_|  Please  check  this  box  if  you  would  like a  Statement  of  Additional
     Information.